UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported)

September 18, 2008

PRO-DEX, INC.

(Exact name of registrant as specified in its charter)

COLORADO	0-14942	84-1261240
(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction of		Identification Number)
incorporation)

2361 McGaw Avenue

Irvine, Ca. 92614

(Address of principal executive offices, zip code)

(949) 769-3200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

     [ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02                    Results of Operations and Financial Condition.

               The information in this Form 8-K/A and the Exhibits attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On September 18, 2008 Pro-Dex, Inc. issued a press release announcing its financial performance for the fourth quarter and full year of fiscal year 2008. On that same date, Pro-Dex, Inc. conducted a conference call concerning its performance for the fourth quarter and full year of fiscal year 2008.

The tables attached to the press release labeled “Pro-Dex and Subsidiaries Consolidated Balance Sheets” and “Consolidated Statements of Cash Flows” are to be replaced due to an updated presentation of the tax assets and liabilities.  The specific line items changed on each statement are as follows:

Pro-Dex and Subsidiaries Consolidated Balance Sheets
	Revised	Reported
Current Assets
Prepaid expenses	$214,000	$286,000
Prepaid income tax	$860,000	-
Deferred income tax	$1,176,000	$1,850,000
Total current assets	$10,915,000	$10,801,000
Total assets	$21,671,000	$21,557,000
Current Liabilities
Income taxes payable	$114,000	$290,000
Long-Term Liabilities
Deferred income tax	$290,000	-
Total liabilities	$8,373,000	$8,259,000
Pro-Dex and Subsidiaries Consolidated Statements of Cash Flows
Cash Flows from Operating Activities
Deferred taxes	$434,000	($529,000)
(Increase) in prepaid expenses	($9,000)	($81,000)
Increase (Decrease) in income taxes payable	($903,000)	$132,000

Item 9.01                    Financial Statements and Exhibits

 (c)       Exhibits.

            Exhibit 99.1      Updated financial statement tables from the Pro-Dex, Inc. press release dated September 18, 2008.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  September 22, 2008                                           PRO-DEX, Inc (Registrant).

By:       /s/  Mark P. Murphy

Mark P. Murphy

Chief Executive Officer

INDEX TO EXHIBITS

   Exhibit

  Number        Description

99.1                       Updated financial statement tables from the Pro-Dex, Inc. press release dated September 18, 2008